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                             SOFTQUAD SOFTWARE, LTD.


                                     - and -



                        MONTREAL TRUST COMPANY OF CANADA






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                                WARRANT INDENTURE
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                           Dated as of April 18, 2000

                           Providing for the Issue of
                         Common Share Purchase Warrants


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                                TABLE OF CONTENTS
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
SOFTQUAD SOFTWARE, LTD.........................................................1


ARTICLE  1 INTERPRETATION......................................................1


   Section  1.01     Definitions...............................................1
   Section  1.02     Headings..................................................4
   Section  1.03     Gender, Number, etc.......................................4
   Section  1.04     Business Day..............................................4
   Section  1.05     Meaning of "outstanding"..................................4
   Section  1.06     Time......................................................4
   Section  1.07     Governing Law.............................................4
   Section  1.08     Severability..............................................4
   Section  1.09     Currency..................................................4

ARTICLE  2 ISSUE AND PURCHASE OF WARRANTS......................................5

   Section  2.01     Creation and Issue of Warrants............................5
   Section  2.02     Form and Terms of Warrants................................5
   Section  2.03     Registration and Transfer of Warrants.....................5
   Section  2.04     List of Warrantholders....................................5
   Section  2.05     Transfer and Ownership of Warrants........................5
   Section  2.06     Warrantholders Not Shareholders...........................6
   Section  2.07     Signing of Warrants.......................................6
   Section  2.08     Countersigning............................................7
   Section  2.09     Loss, Mutilation, Destruction or Theft of Warrants........7
   Section  2.10     Issue of Warrants.........................................7
   Section  2.11     Fractions.................................................8
   Section  2.12     Warrants to Rank Pari Passu...............................8
   Section  2.13     Exchange of Warrants......................................8
   Section  2.14     Recognition of Registered Holder..........................8
   Section  2.15     Cancellation of Surrendered Warrants......................9
   Section  2.16     No Registration Under the U.S. Securities Act.............9
   Section  2.17     Special Transfer Restrictions.............................9
   Section  2.18     Legends...................................................9

ARTICLE  3 COVENANTS OF THE COMPANY...........................................10

   Section  3.01     Covenants of the Company.................................10
   Section  3.02     Performance of Covenants By Trustee......................11
   Section  3.03     Suits by Warrantholder...................................11

ARTICLE  4 ADJUSTMENT OF SUBSCRIPTION RIGHTS..................................12

   Section  4.01     Adjustment of Subscription Rights........................12
   Section  4.02     Proceedings Prior to any Action Requiring Adjustment.....16
   Section  4.03     Adjustment of Exercise Consideration.....................17
   Section  4.04     Certificate of Adjustment................................17
   Section  4.05     Adjustment Rules.........................................17
   Section  4.06     Notice of Special Matters................................18
   Section  4.07     No Action after Notice...................................18
   Section  4.08     Protection of Trustee....................................18

ARTICLE  5 EXERCISE AND CANCELLATION OF WARRANTS..............................19

   Section  5.01     Exercise of Warrants.....................................19
   Section  5.02     Effect of Exercise of Warrants...........................20
   Section  5.03     Postponement of Delivery of Certificates.................21

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
   Section  5.04     Warrants Void after Expiry Time..........................21
   Section  5.05     Fractions................................................21
   Section  5.06     Accounting and Recording.................................22

ARTICLE  6 MEETINGS OF WARRANTHOLDERS.........................................22

   Section  6.01     Convening of Meeting.....................................22
   Section  6.02     Notice...................................................22
   Section  6.03     Chairman.................................................22
   Section  6.04     Quorum...................................................23
   Section  6.05     Power to Adjourn.........................................23
   Section  6.06     Show of Hands............................................23
   Section  6.07     Poll.....................................................23
   Section  6.08     Regulations..............................................24
   Section  6.09     Minutes..................................................24
   Section  6.10     Powers Exercisable by Extraordinary Resolution...........24
   Section  6.11     Meaning of "Extraordinary Resolution"....................26
   Section  6.12     Powers Cumulative........................................26
   Section  6.13     Company, Warrantholders and Trustee May be Represented...26
   Section  6.14     Instruments in Writing...................................27
   Section  6.15     Binding Effect of Resolutions............................27
   Section  6.16     Holdings by the Company or Subsidiaries of the Company
                     Disregarded..............................................27

ARTICLE  7 SUPPLEMENTAL AGREEMENTS, MERGER, SUCCESSORS........................27

   Section  7.01     Provision for Supplemental Agreements for Certain
                     Purposes.................................................27
   Section  7.02     Company May Consolidate, etc. on Certain Terms...........28
   Section  7.03     Successor Body Corporate Substituted.....................29

ARTICLE  8 CONCERNING THE TRUSTEE.............................................29

   Section  8.01     Conditions Precedent to Trustee's Obligation to Act......29
   Section  8.02     Evidence.................................................30
   Section  8.03     Standard of Conduct; Experts and Advisers................31
   Section  8.04     Documents, Moneys, etc. Held by Trustee..................31
   Section  8.05     Action by Trustee to Protect Interests...................32
   Section  8.06     Trustee Not Required to Give Security....................32
   Section  8.07     Protection of Trustee....................................32
   Section  8.08     Replacement of Trustee...................................33
   Section  8.09     Conflict of Interest.....................................34
   Section  8.10     Trustee's Authority to Carry on Business.................34
   Section  8.11     Appointment and Acceptance of Trust......................34
   Section  8.12     Trustee's Discretion Absolute............................34
   Section  8.13     Indemnity................................................34

ARTICLE  9 NOTICE AND CERTIFICATES............................................35

   Section  9.01     Notice to Company and Trustee; Presentations to Trustee..35
   Section  9.02     Notice to Warrantholders.................................36
   Section  9.03     General Provisions as to Certificates....................36

ARTICLE  10 GENERAL PROVISIONS................................................37

   Section  10.01    Suits By Warrantholders..................................37
   Section  10.02    Limitation of Liability..................................38
   Section  10.03    Waiver of Default........................................38
   Section  10.04    Language.................................................38
   Section  10.05    Execution in Counterparts and by Telecopier..............39


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                                WARRANT INDENTURE


         THIS WARRANT INDENTURE is made as of April 18, 2000 between SoftQuad Software, Ltd., a company incorporated under the laws of Delaware (the "COMPANY") and Montreal Trust Company of Canada (the "TRUSTEE"), a trust company incorporated under the federal laws of Canada.

         WHEREAS the Company accordingly proposes to create and issue Warrants to be constituted and issued in the manner herein set forth;

         AND WHEREAS the Company is authorized to issue the Warrants;

         AND WHEREAS the Company represents to the Trustee that all necessary resolutions of the directors of the Company have been duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issuance of the Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

         AND WHEREAS the Trustee has agreed to act as trustee on behalf of the Warrantholders on the terms and conditions herein set forth;

         NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

SECTION  1.01  DEFINITIONS.

As used in this Indenture unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

"ACCREDITED INVESTOR" means an accredited investor as defined in Rule 501(a) of Regulation D under the U.S. Securities Act;

"BUSINESS DAY" means a day on which chartered banks are normally open for business in the City of Toronto, excluding Saturdays, Sundays and any statutory or civic holiday;

"CERTIFICATE OF THE COMPANY" means a certificate signed by any officer or director of the Company in accordance with Section 9.03;

"CLOSING DATE" means April 18, 2000;



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"COMMON SHARES" means the fully paid and non-assessable common shares in the capital of the Company, par value U.S. $0.001 per share, as such shares exist on the date hereof and the common shares to be issued upon the exercise of Warrants hereunder, provided that in the event of any adjustment pursuant to Article 4, Common Shares will thereafter mean the shares or other securities or property relating to such adjustment;

"COMPANY" means SoftQuad Software, Ltd., a company incorporated under the laws of Delaware;

"COMPANY'S AUDITORS" means the firm of accountants appointed by the shareholders of the Company from time to time as the auditors of the Company;

"COUNSEL" means a barrister and solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Company and acceptable to the Trustee;

"CURRENT MARKET PRICE" in respect of a Common Share at any date means the weighted average trading price of a Common Share for any twenty (20) consecutive trading days ending on the third trading day before such date, on such primary stock exchange on which the Common Shares are then listed as may be selected for such purpose by the directors of the Company or, if the Common Shares are not then listed on more than one stock exchange, on such stock exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, or, if the Common Shares are not then traded in the over-the-counter market, the Current Market Price of the Common Shares shall be the fair value of a Common Share as determined by the directors of the Company, after consultation with a nationally recognized investment banking firm with respect to the fair value of such securities;

"DIRECTOR" means a director of the Company for the time being, and reference to action by the directors means action by the directors of the Company as a board or, whenever duly empowered, action by a committee of the board;

"EFFECTIVENESS DATE" means the date of effectiveness of the Registration Statement;

"EXERCISE CONSIDERATION" means the sum of U.S.$12.50 in respect of each Warrant exercised, subject to adjustment under Article 4;

"EXPIRY DATE" means the first anniversary of the Effectiveness Date;

"EXPIRY TIME" means 5:00 p.m. (Toronto time) on the Expiry Date;

"EXTRAORDINARY RESOLUTION" has the meaning attributed to it in Section 6.11 and
Section 6.14 hereof;

"INDENTURE", "HERETO", "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any agreement, deed or instrument supplemental or ancillary hereto and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a


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number mean and refer to the specified Articles, Sections, Subsections or paragraphs of this Indenture;

"NON-QUALIFICATION EVENT", with respect to a jurisdiction, means the non-issuance of a receipt by the provincial securities regulatory authority in such jurisdiction for a (final) prospectus qualifying the distribution of the Common Shares underlying the special warrants issued by the Company on the date hereof and the issuance of Common Shares upon the exercise of the Warrants;

"PERSON" includes individuals, bodies corporate, partnerships, firms and unincorporated associations, trusts and trustees, and governments and their agencies and instrumentalities, and a syndicate, and words importing persons have a similar meaning;

"REGISTRATION STATEMENT" means a registration statement filed by the Corporation registering, among other things, the Common Shares issuable upon the exercise of the Warrants under the U.S. Securities Act;

"REGULATION S" means Regulation S under the U.S. Securities Act;

"SUBSIDIARY OF THE COMPANY" means a corporation of which voting securities carrying a majority of votes attached to all outstanding voting securities are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

"UNITED STATES" means the "United States" as that term is defined in Regulation
S;

"U.S. PERSON" means a "U.S. person" as defined in Rule 902 of Regulation S under the U.S. Securities Act; and

"U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended.

"WARRANT CERTIFICATE" means a certificate substantially in the form of Schedule "A" evidencing one or more Warrants;

"WARRANTHOLDER" or "HOLDER" means the registered holder of a Warrant hereunder; and

"WARRANTS" means, collectively, the Common Share purchase warrants of the Company issued and certified hereunder entitling holders thereof to receive, upon the exercise thereof, one Common Share and/or such kind and amount of securities or property determined pursuant to Article 4 hereof; and

"WRITTEN ORDER OF THE COMPANY", "WRITTEN REQUEST OF THE COMPANY" AND "WRITTEN CONSENT OF THE COMPANY" means, respectively, a written order, request and consent or other document signed in the name of the Company by any director or officer of the Company and may consist of one or more instruments so executed.



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SECTION  1.02  HEADINGS.

The division of this Indenture into Articles, Sections, Subsections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

SECTION 1.03   GENDER, NUMBER, ETC.

Reference to gender includes all genders and, except where the context otherwise requires, the singular includes the plural and vice-versa.

SECTION  1.04  BUSINESS DAY.

Any action or payment required or permitted to be taken or made hereunder on a day which is not a business day shall or may be, as the case may be, taken or made on the next succeeding business day with the same force and effect as if taken within the period for the taking of such action.

SECTION  1.05  MEANING OF "OUTSTANDING".

Every Warrant represented by a Warrant Certificate certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or deemed cancelled or delivered to the Trustee for cancellation provided that where a new Warrant Certificate has been issued pursuant to
Section 2.09 hereof to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only one of such Warrant Certificate shall be counted for the purpose of determining the aggregate number of Warrants outstanding.

SECTION  1.06  TIME.

Time shall be of the essence hereof and of the Warrants issued hereunder.

SECTION  1.07  GOVERNING LAW.

This Indenture and the Warrants shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

SECTION  1.08  SEVERABILITY

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

SECTION  1.09  CURRENCY

Except as otherwise stated, all dollar amounts herein are expressed in U.S. dollars.



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                                     - 5 -


                                   ARTICLE 2
                         ISSUE AND PURCHASE OF WARRANTS

SECTION 2.01   CREATION AND ISSUE OF WARRANTS.

A total of up to 1,250,000 Warrants are hereby created and authorized to be issued and/or shall be executed by the Company and certified by or on behalf of the Trustee upon the written order of the Company and delivered by the Trustee in accordance with the written direction of the Company. Subject to the provisions hereof, the Warrants to be issued under this Indenture shall be limited in the aggregate to 1,250,000 Warrants and each whole Warrant shall entitle a holder, upon exercise thereof and payment of the Exercise Consideration, to acquire one Common Share (except in certain circumstances noted below) and/or such other kind and amount of securities or property determined pursuant to the provisions of Article 4, as the case may be.

SECTION 2.02   FORM AND TERMS OF WARRANTS.

The Warrants shall be issued in registered form and the Warrant Certificates, including all replacements issued in accordance with this Indenture, shall be substantially in the form set out in Schedule "A" hereto with, subject to the provisions of this Indenture, such additions, variations and/or omissions as may from time to time be agreed upon between the Company and the Trustee, shall be dated as of the Closing Date, and shall be numbered in such manner as the Company, with the approval of the Trustee, may prescribe. All Warrants shall, save as to denominations, be of like tenor and effect. No change in the form of the Warrant Certificates shall be required by reason of any adjustment made pursuant to Article 4 hereof. Warrant Certificates may be engraved, lithographed or printed or such combination thereof as the Company may determine.

SECTION 2.03   REGISTRATION AND TRANSFER OF WARRANTS.

The Trustee shall maintain a register of the holders of Warrants at its principal stock and bond transfer office in the city of Toronto, which shall be open for inspection by any agent or representative of the Company or a Warrantholder, in which shall be entered the names and addresses of the Warrantholders and the number of Warrants held by them and all other information required by law, and in which will be recorded all transfers of Warrants and the date and other particulars of each transfer.

SECTION  2.04  LIST OF WARRANTHOLDERS.

The Trustee shall, from time to time when requested to do so by the Company in writing, furnish the Company with a list of the names and addresses of the Warrantholders entered in the register kept by the Trustee and showing the number of Warrants held by each such holder.

SECTION 2.05   TRANSFER AND OWNERSHIP OF WARRANTS.

The Warrants may only be transferred on the register kept at the office of the Trustee set forth in Section 2.03 in accordance with applicable laws and upon compliance with the conditions hereof by the holder or his or her legal


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                                     - 6 -


representatives or his or her or their attorney duly appointed by an instrument in writing in form and substance satisfactory to the Trustee and upon surrender of the Warrant Certificate representing the Warrants to be transferred and due execution by the holder of the transfer in the form set forth in the Warrant Certificate and delivery of the same to the Trustee and compliance with such other reasonable requirements as the Company and the Trustee may prescribe, such transfer shall be duly noted on the register by the Trustee and the Company shall, in accordance with the provisions of Section 2.10 hereof, cause a new Warrant Certificate to be issued and sent to the new holder. The reasonable transfer charges of the Trustee with respect to the transfer of Warrants shall be payable by the applicable Warrantholder. The Warrants are subject to a hold period under applicable securities legislation and may not be transferred until the expiry of the hold period, except as permitted in compliance with applicable securities legislation. The Company shall direct the Trustee as to matters related to the applicable legislation.

Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants free from all equities and rights of set-off or counter claim between the Company and the transferor or any previous holder of Warrants and the issuance of Common Shares by the Company upon the exercise of Warrants by any Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Company and the Trustee with respect to such Warrants.

SECTION  2.06  WARRANTHOLDERS NOT SHAREHOLDERS.

A Warrantholder shall not, as such, be deemed to be or regarded as a shareholder of the Company nor shall such Warrantholder be entitled to any right or interest, including any right to vote at, receive notice of or attend any meeting of shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution, except as is expressly provided in this Indenture and in the Warrant Certificate.

SECTION  2.07  SIGNING OF WARRANTS.

The Warrant Certificates shall be signed either manually or by facsimile signature by any officer or director of the Company and may, but need not be, under the corporate seal of the Company. Such facsimile signatures will be binding on the Company as if they had been manually signed by such officers or directors. A facsimile signature upon any Warrant Certificate shall for all purposes hereof be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Warrant Certificate, such fact shall not affect in any way the validity of the Warrants evidenced thereby or the entitlement of the holder thereof to the benefits of this Indenture.



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                                     - 7 -


SECTION  2.08  COUNTERSIGNING.

No Warrant Certificate shall be issued, or if issued, shall be valid or exercisable or entitle the holder thereof to the benefits of this Indenture until the Warrant Certificate has been countersigned by or on behalf of the Trustee. The Trustee will countersign the Warrant Certificates upon the written direction of the Company. The countersignature by or on behalf of the Trustee on any Warrant Certificate shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Warrants or as to the performance by the Company of its obligations under this Indenture, and the Trustee shall in no way be liable or answerable for the use made of the Warrants or any of them or of the consideration therefor except as specified herein. The countersignature of the Trustee shall, however, be a representation and warranty of the Trustee that the Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture and shall be conclusive evidence as against the Company that the Warrant Certificate so countersigned has been duly issued hereunder and the holder is entitled to the benefits hereof.

SECTION  2.09  LOSS, MUTILATION, DESTRUCTION OR THEFT OF WARRANTS.

In case any of the Warrant Certificates issued and countersigned hereunder shall become mutilated or be lost, destroyed or stolen, the Company shall, upon the holder complying with this Section 2.09 and subject to applicable law, issue and thereupon the Trustee shall countersign and deliver, a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Trustee and shall entitle the holder thereof to the benefits hereof and rank equally in accordance with its terms with all other Warrants issued hereunder.

The applicant for the issuance of a new Warrant Certificate pursuant to this
Section 2.09 shall bear the reasonable costs (including applicable taxes) of the issuance thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee, in their discretion, and such applicant shall also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Company and the Trustee in their discretion, and to pay the reasonable charges of the Company and the Trustee in connection therewith.

SECTION  2.10  ISSUE OF WARRANTS.

Warrant Certificates shall be signed by the Company as aforesaid and delivered to the Trustee from time to time. The Trustee shall countersign any Warrant Certificate delivered by the Company to the Trustee as aforesaid and shall forthwith deliver to the person or persons in whose name or names the Warrant Certificate is to be issued (as specified in any written order from time to time given by the Company to the Trustee and signed by any officer or director of the Company) or mail to such person or persons at their respective addresses specified in the written order from the Company the Warrant Certificate for the appropriate number of Warrants.



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                                     - 8 -


SECTION  2.11  FRACTIONS.

Certificates representing fractional Warrants shall not be issued or otherwise provided for.

SECTION  2.12  WARRANTS TO RANK PARI PASSU.

All Warrants shall rank pari passu, whatever may be the actual date of issue of same.

SECTION  2.13  EXCHANGE OF WARRANTS.

Except as otherwise herein provided:

         (a) Warrant Certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for Warrant Certificates in any other authorized denomination representing in the aggregate the same number of Warrants. The Company shall sign, and the Trustee shall countersign, in accordance with Section 2.07 and Section 2.08 all Warrant Certificates necessary to carry out the exchanges contemplated herein;

         (b) Warrant Certificates may be exchanged only at the principal stock and bond transfer office of the Trustee in the city of Toronto. Any Warrant Certificates tendered for exchange shall be surrendered to the Trustee and cancelled; and

         (c) the Trustee may charge registered holders requesting an exchange a reasonable sum for each Warrant Certificate exchanged and payment of such charges and reimbursement of the Trustee or the Company for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

SECTION  2.14  RECOGNITION OF REGISTERED HOLDER.

The Company and the Trustee may deem and treat the registered holder of any Warrant Certificate as the absolute beneficial owner of the Warrants represented thereby for all purposes under this Indenture, and the Company and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by the Warrants registered in his name free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of the Common Shares issuable upon the exercise thereof shall be a good discharge to the Company and the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any such holder except where the Company or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.



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SECTION  2.15  CANCELLATION OF SURRENDERED WARRANTS.

All Warrant Certificates surrendered to the Trustee pursuant to Section 2.05,
Section 2.09, Section 2.13 (where a new certificate is issued) or Section 5.01 will be cancelled by the Trustee and, if required by the Company, the Trustee will deliver to the Company a cancelled certificate identifying each Warrant Certificate so cancelled.

SECTION  2.16  NO REGISTRATION UNDER THE U.S. SECURITIES ACT

The Trustee acknowledges that the Warrants and the Common Shares issuable upon the exercise of the Warrants have not as of the date hereof been registered under the U.S. Securities Act or any state securities laws.

SECTION  2.17  SPECIAL TRANSFER RESTRICTIONS

(1) In order to ensure compliance with applicable securities law and other laws applicable to the Company, no direct or indirect sale or transfer of Warrants shall be permitted from a registered holder to a purchaser or transferee unless it is made in compliance with such laws and, if required by the Company, an opinion of legal counsel, in form and substance acceptable to the Company, is delivered to the Company and the Trustee in connection with such transfer.

(2) In determining the residency of a Warrantholder, the Trustee may act and rely and shall be protected in acting and relying upon the registered address of such Warrantholder for all purposes.

(3) No Warrants may be exercised in the United States or by or for the account or benefit of a U.S. Person, and no certificate representing Common Shares will be delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available and evidence thereof satisfactory to the Company and the Trustee (which may, at the option of the Company or the Trustee, include an opinion of counsel) is received prior to the exercise. Evidence of an exemption from registration shall not be required in the case of a Warrantholder that certifies in writing that it was an original purchaser of Warrants from the Company and is an Accredited Investor and provides evidence of such status satisfactory to the Company and the Trustee (which may, at the option of the Company or the Trustee, include financial statements).

(4) The Trustee will not register the transfer of any Warrant unless such transfer has been approved by the Company. The Trustee will have no duty to ensure compliance with applicable securities laws on the transfer of any Warrants.

SECTION  2.18  LEGENDS

         (a) Each Warrant Certificate issued to a Warrantholder shall bear the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH


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                                     - 10 -


                  SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE 3
                            COVENANTS OF THE COMPANY

SECTION  3.01  COVENANTS OF THE COMPANY.

The Company represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Warrantholders as follows:

         (a) To Issue Warrants and Reserve Common Shares: The Company is duly authorized to create and issue the Warrants and the Warrant Certificates, and when issued and countersigned as herein provided, will be valid and enforceable against the Company and, subject to the provisions of this Indenture, the Company will cause a sufficient number of the Common Shares from time to time issuable upon the exercise of Warrants under this Indenture together with the certificates representing such Common Shares to be duly issued and delivered in accordance with instructions on the Warrant Certificates and the terms hereof. At all times prior to and including the Expiry Time, while any of the Warrants are outstanding, the Company shall reserve and allot out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligation to issue Common Shares in respect of the exercise of all Warrants outstanding hereunder from time to time. All Common Shares acquired upon the exercise of the Warrants shall be fully paid and non-assessable.

         (b) To Pay Trustee's Remuneration: The Company will pay the Trustee reasonable remuneration for its services hereunder and will repay to the Trustee on demand the amount of all expenditures whatsoever which the Trustee reasonably incurs in and about the administration or execution of the trusts hereby created (including the compensation and disbursement of its counsel and other advisors not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee hereunder have been finally and fully performed.

         (c) To Execute Further Assurances: The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Trustee may reasonably require for effecting the intentions and provisions of this Indenture.

         (d) Corporate Existence: Subject to the express provisions hereof, the Company will at all times maintain its corporate existence, carry on and conduct (and cause to be carried on and conducted) its business in the same manner as heretofore carried on and conducted, provided, however, that the Company or any subsidiary of the Company may dispose of any business, premises, property or operation if in the reasonable opinion of the directors or officers of the Company or any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any subsidiary of the Company to do so; and subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to compliance with the provisions of Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation, merger or sale of the Company or any subsidiary of the Company or the abandonment of any rights and franchises of the Company or any subsidiary of the Company if, in the reasonable opinion of the directors or officers of the Company, or the directors or officers of any subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or of such subsidiary of the Company to do so.

         (e) Registration of Common Shares. The Company shall use its commercially reasonable best efforts to register the Common Shares underlying the Warrants under the U.S. Securities Act as expeditiously as possible, in accordance with its obligation under the registration rights agreement entered into as of April 18, 2000 with Thomson Kernaghan & Co., Limited and the registration rights agreement entered into as of April 18, 2000 with Small Caps Online, LLC. The Company shall give written notice of the Effectiveness Date (and the resulting Expiry Date) to the holders and the Trustee in accordance with the terms hereof.

         (f) Performance of Indenture: The Company will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

         (g) Effectiveness Date: The Company will advise the Trustee forthwith upon the occurrence of the Effectiveness Date.

SECTION  3.02  PERFORMANCE OF COVENANTS BY TRUSTEE.

If the Company shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the said covenants capable of being performed by it, but, subject to Section 8.03 hereof, the Trustee shall be under no obligation to do so or to notify any Warrantholder. All sums reasonably expended or advanced by the Trustee in performance of its rights provided for in this Section 3.02 shall be repayable as provided in Section 3.01(b). No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder or its continuing obligations hereunder.

SECTION  3.03  SUITS BY WARRANTHOLDER.

Subject to the provisions of this Indenture, all or any of the rights conferred upon a Warrantholder by the terms of the Warrant held by him or by this Indenture may be enforced by such Warrantholder by appropriate legal proceedings, but subject to the rights which are hereby conferred upon the Trustee and subject to the provisions of Section 6.10 hereof. Nothing contained herein shall in any way limit or derogate from any other rights a Warrantholder may have in law or in equity.

                                   ARTICLE 4
                        ADJUSTMENT OF SUBSCRIPTION RIGHTS

SECTION  4.01  ADJUSTMENT OF SUBSCRIPTION RIGHTS.

The subscription rights attaching to the Warrants (whether or not issued and outstanding) and the Exercise Consideration shall be subject to adjustment from time to time as follows and, for greater certainty, if an event occurs requiring an adjustment pursuant to this Article 4, such adjustment shall apply to all Warrants issued and outstanding (but not yet exercised) and the Company shall give notice of such adjustment to each holder of Warrants, and otherwise treat each holder of Warrants, as if it were a Warrantholder for the purposes of this
Article 4:

         (a) if and whenever at any time from the date hereof and prior to the Expiry Time, the Company shall:

                  (i) subdivide its outstanding Common Shares into a greater number of shares;

                  (ii) consolidate its outstanding Common Shares into a smaller number of shares; or

                  (iii) issue Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or otherwise, the number of Common Shares obtainable upon the exercise of each Warrant shall be adjusted, at no cost to such holder, immediately after the effective date of such subdivision or consolidation or the record date of such stock dividend, by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by the fraction of which:

                           (A) the numerator shall be the total number of Common Shares outstanding immediately after such date, or, in the case of the issuance of securities convertible into or exchangeable for Common Shares, the total number of Common Shares outstanding immediately after such date plus the number of Common Shares issuable upon conversion or exchange of such securities, and

                           (B) the denominator shall be the total number of Common Shares outstanding immediately prior to such date,

                  and such adjustment shall be made successively whenever any event referred to in this SubsSection 4.01(a) shall occur (and all adjustments in this Subsection are cumulative);

         (b) if and whenever at any time from the date hereof and prior to the Expiry Time, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of the issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per Common Share or underlying Common Share less than 95% of the Current Market Price, on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such case, the number of Common Shares obtainable on the exercise of each Warrant ("SHARE RATE") will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares (or the total number of additional Common Shares underlying securities convertible into or exchangeable for Common Shares) so offered for subscription or purchase by such Current Market Price, and of which the numerator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or the total number of Common Shares underlying the convertible or exchangeable securities so offered); if by the terms of such rights, options or warrants, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the additional conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for the purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in SubSection 4.01(c) are fixed within a period of 20 trading days on the principal stock exchange on which the Common Shares are listed, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Consideration and the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon the number of rights, options or warrants actually distributed or based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

         (c) if and whenever at any time from the date hereof and prior to the Expiry Time, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

                  (i) securities other than Common Shares or securities convertible into or exchangeable for Common Shares;

                  (ii) rights, options or warrants (other than rights, options or warrants contemplated by SubSection 4.01(b));

                  (iii)    evidences of indebtedness; or

                  (iv) cash or other property or assets (other than cash dividends paid in the ordinary course);

                  then, in each such case, the Share Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Share Rate in effect on such record date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such securities or rights, options or warrants or evidences of indebtedness or cash or other property or assets so distributed, and of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in SubSection 4.01(b) are fixed within a period of 20 trading days on the principal stock exchange on which the Common Shares are listed, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon such securities or rights, options or warrants or evidences of indebtedness or cash or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be;

         (d) if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in SubSection 4.01(a), (b) or (c) or a consolidation, amalgamation or merger of the Company or other form of business combination of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety, any Warrantholder who has not exercised his right of subscription prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept the kind and number of securities or property that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares receivable upon the exercise of Warrants then held, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.01; provided that no such action shall be carried into effect unless all necessary steps shall have been taken so that the holders of the Warrants shall thereafter be entitled to receive such kind and number of securities and property. The Company, its successor or purchasing body corporate, partnership, trust or other entity, as the case may be, shall, as a condition precedent to any such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, take all necessary steps hereunder to enter into an agreement which shall provide, to the extent possible, that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, to the securities and property to which a Warrantholder is entitled on the exercise of his Warrants thereafter. Any agreement entered into between the Company and the Trustee pursuant to the provisions of this SubSection 4.01(d) shall be a supplemental agreement entered into pursuant to the provisions of Article 7 hereof. Any agreement entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.01 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

         (e) in any case in which this Section 4.01 requires an adjustment to become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing any Warrantholder exercising or deemed to be exercising his subscription rights after such record date the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares or other securities or property, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares or other securities or property, as the case may be, declared in favour of holders of record of such Common Shares or other securities or property, as the case may be, on and after the date of exercise or such later date as such holder would but for the provisions of this SubSection 4.01(e), have become the holder of record of such additional Common Shares, other securities or property, as the case may be, upon the exercise of the Warrants held by such holder;

         (f) after any adjustment pursuant to this Section 4.01, the term "Common Shares" where used in this Indenture shall be interpreted to mean securities of any class or classes or property which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.01, a Warrantholder is entitled to receive upon the exercise of such holder's Warrants, and the number of Common Shares indicated to be issuable upon any exercise of a Warrant shall be interpreted to include the number of Common Shares or other securities or property a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this
                  Section 4.01, upon the exercise of the Warrant;

         (g) all shares of any class or classes or other securities or property which a Warrantholder is at the time in question entitled to receive on the exercise of his Warrant, whether or not as a result of adjustments made pursuant to this Section
                  4.01 shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such Warrantholder is entitled to subscribe for pursuant to the exercise of such Warrant;

         (h) anything in this Section 4.01 to the contrary notwithstanding, no adjustment shall be made in the subscription rights attaching to the Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company or any other currently existing obligation of the Company (including, without limitation, any outstanding share purchase warrants); and

         (i) in the event of any question arising with respect to the adjustments provided for in this Section 4.01 such question shall be conclusively determined, subject to the consent of any stock exchange upon which the Common Shares are then listed, by a firm of chartered accountants appointed by the Company and reasonably acceptable to the Trustee (which may be the Company's auditors). Such accountants shall have access to all necessary records of the Company, and such determination shall be binding upon the Company, the Trustee, all Warrantholders and all other persons interested therein. In the event that any such determination is made, the Company shall deliver a certificate to the Trustee describing such determination;

provided that no adjustment will be required if the holder of a Warrant is otherwise entitled to participate in the event which triggers the adjustment pursuant to this Section 4.01 on the same basis as such Warrantholder would have been entitled had he exercised or been deemed to have exercised his Warrants and subscribed for Common Shares immediately prior to such event.

SECTION  4.02  PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT.

As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights attaching to the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order for the Company to allot and reserve for issuance and to validly and legally issue as fully paid and non-assessable, such number of Common Shares and validly and legally deliver all other securities or property which the holders of such Warrants are entitled to receive on the exercise thereof in accordance with the provisions hereof.

SECTION  4.03  ADJUSTMENT OF EXERCISE CONSIDERATION.

If (i) the Effectiveness Date has not occurred by August 31, 2000, and (ii) in the case of holders whose address in the register maintained pursuant to Section
2.03 is in Canada, a Non-Qualification Event has occurred as of August 31, 2000 in the jurisdiction of residence of the holder as reflected in the said register, the Exercise Consideration payable by such holder shall be reduced by U.S.$0.25 per month or pro-rated portion thereof, until the earlier of (a) the Effectiveness Date or, if applicable, the issuance of a receipt, as the case may be, and (b) October 31, 2000. If (i) the Effectiveness Date has not occurred by October 31, 2000 and (ii) in the case of holders whose address in the register maintained pursuant to Section 2.03 is in Canada, a Non-Qualification Event has occurred as of October 31, 2000 in the jurisdiction of residence of the holder as reflected in the said register, the Exercise Consideration shall thereafter be reduced by U.S.$0.50 per month to a minimum of U.S.$3.75 or pro-rated portion thereof, until the occurrence of the Effectiveness Date and (if applicable) the issuance of a receipt. For the purposes of this Section 4.03, holders resident in a Canadian province or territory other than Ontario, Quebec, British Columbia or Alberta shall be deemed to be resident in Ontario.

SECTION  4.04  CERTIFICATE OF ADJUSTMENT.

The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.01 hereof, deliver a certificate of the Company to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by the auditors of the Company, upon whose verification the Trustee shall be entitled to act and rely. When so verified, the Company shall, except in respect of any subdivision or consolidation of the Common Shares, forthwith give written notice to the Warrantholders specifying the event requiring such adjustment or readjustment and the results thereof; provided that if the Company has already given the required notices under Section 4.06 hereof covering all the relevant facts in respect of such event and if the Trustee consents in writing, no further notice need be given under this Section 4.04.

SECTION  4.05  ADJUSTMENT RULES.

The adjustments provided for in this Article 4 are cumulative and shall apply (without duplication) to successive actions requiring an adjustment under the provisions of Section 4.01; provided that, notwithstanding any other provision of this Article 4, no adjustment shall be made in the number of Common Shares which may be subscribed for on the exercise of a Warrant unless it would result in a change of at least one-hundredth of a Common Share (provided, however, that any adjustments which by reason of this Section 4.05 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event that the Company after the date of this Indenture shall take any action affecting the Common Shares other than an action described in this
Article 4, the directors of the Company may, but shall not be required to, make any other adjustments to the number of Common Shares which may be acquired upon exercise of the Warrants, to the extent, if any, such directors deem appropriate, provided that no such adjustment shall, in the opinion of the directors, relying on the advice of counsel, be prejudicial to the interests of the Warrantholders and that no such adjustment shall be made unless prior approval of any stock exchange on which the Common Shares are then listed for trading, if required, has been obtained.

SECTION  4.06  NOTICE OF SPECIAL MATTERS.

The Company covenants with the Trustee that from the date hereof until such time as any Warrant remains outstanding it will give at least 14 days' prior written notice in the manner provided for in Article 9 to the Trustee and to each Warrantholder of any event which requires an adjustment to the subscription rights attaching to any of the Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in this Article 4. The Company further covenants and agrees that it shall promptly as soon as the adjustment calculations are reasonably determinable, file a Certificate of the Company with the Trustee showing how such adjustment shall be computed and direct the Trustee to send a copy of such certificate to the Warrantholders.

SECTION  4.07  NO ACTION AFTER NOTICE.

The Company covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising his right of subscription pursuant thereto during the period of thirty (30) days after the giving of the notice set forth in Section 4.04 and Section 4.06 hereof.

SECTION  4.08  PROTECTION OF TRUSTEE.

The Trustee:

         (a) shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.01 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

         (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Share or of any other securities or property which may at any time be issued or delivered upon the exercise of the subscription rights attaching to any Warrant;

         (c) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares (or certificates representing same) upon the surrender of any Warrants upon the exercise of the subscription rights attaching to any Warrants or to comply with any of the covenants contained in this Article 4; and

         (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.

                                   ARTICLE 5
                      EXERCISE AND CANCELLATION OF WARRANTS

SECTION  5.01  EXERCISE OF WARRANTS.

Upon and subject to the provisions of this Article 5, any holder of a Warrant may exercise the right thereby conferred on him to subscribe for Common Shares by delivering to the Trustee at any time following the issuance of the Warrant until the Expiry Time at its principal stock and bond transfer office in the city of Toronto, or any other place designated by the Company with the approval of the Trustee, during normal business hours on a business day,

         (a) the Warrant Certificate evidencing the Warrants, with the exercise form attached to the Warrant Certificate duly completed and executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Trustee; and

         (b) a certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of the Company, at par in such city or other place, in an amount equal to the Exercise Consideration multiplied by the number of Warrants being exercised.

Delivery of (a) and (b) above will be deemed to have been made only on personal delivery of (a) and (b) above or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee at its office in Toronto.

The exercise form attached to the Warrant Certificate shall be signed as set out above and shall specify:

                  (i) the number of Warrants which the Warrantholder wishes to exercise; and

                  (ii) the person or persons in whose name or names the Common Shares issuable upon the exercise of such Warrants are to be registered, the address or addresses and the social insurance number or numbers of such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified, provided that the Warrantholder shall only be entitled to direct his entitlement to the Common Shares in a manner permitted by applicable securities legislation, and provided further that no certificates for Common Shares shall be registered at or delivered to an address in the United States unless the person in whose name the certificates are to be registered has complied with the requirements of SubSection 2.17(3) hereof.

If any of the Common Shares issuable upon the exercise of Warrants are to be issued to a person or persons other than the Warrantholder in accordance with the provisions of Sections 2.05 and 2.17 hereof, the Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

The Company will not be required to issue or deliver any certificate evidencing any Common Shares issuable upon the exercise of Warrants unless or until such amount has been paid or the Warrantholder has established to the satisfaction of the Company that such taxes and charges have been paid or that no such taxes or charges are owing.

SECTION 5.02   EFFECT OF EXERCISE OF WARRANTS.

Upon a valid exercise of Warrants as provided in Section 5.01 hereof, the Common Shares issuable upon the exercise of the Warrants shall be deemed to have been issued, and such person or persons as are specified pursuant to Section 5.01 hereof shall be deemed to have become the holder or holders of record of such Common Shares on the date of such valid exercise (herein called the "EXERCISE DATE") unless the stock transfer books of the Company shall be closed by law on the date of such valid exercise, in which case such securities shall be deemed to have been issued, such person or persons shall be deemed to have become the holder or holders of record of such Common Shares and the Exercise Date shall be deemed to be on the date on which such stock transfer books are next re-opened.

The Trustee will not register the exercise of any Warrant unless such exercise has been approved by the Company. The Trustee will have no duty to ensure compliance with applicable securities laws on the exercise of any Warrant.

Upon a valid exercise of Warrants as aforesaid, the Trustee shall forthwith give written notice thereof to the Company.

In the case of a Warrant which is exercised by a holder in accordance with the provisions of Section 5.01, within five business days after the Exercise Date of such Warrant, the Company shall:

         (a) cause to be mailed to the person in whose name the Common Shares so subscribed for are to be issued, as specified in the exercise form attached to the Warrant Certificate representing the Warrant exercised, at the address specified therein;

         (b) if so specified therein, cause to be delivered to such person at the office of the Trustee where such Warrant was surrendered; or

         (c) if no specification as contemplated by (a) or (b) is provided, cause to be mailed to the person in whose name the Common Shares are to be issued at the address of such person last appearing on the register maintained by the Trustee pursuant hereto or as such person may otherwise notify the Trustee in writing on or prior to the Exercise Date, certificates representing the Common Shares to which the Warrantholder is entitled upon exercise of the Warrants so exercised, provided that no certificate shall be registered or delivered to an address in the United States unless the subscriber shall have satisfied the requirements of Section 5.01.

If a time of exercise of a Warrant, there remain trading restrictions on the Common Shares issuable upon such exercise pursuant to applicable securities legislation, the Company may, upon the advice of counsel, endorse any such securities to such effect.

SECTION 5.03   POSTPONEMENT OF DELIVERY OF CERTIFICATES.

The Company shall not be required to deliver certificates representing Common Shares during any period when the stock transfer books of the Company are closed by law and in the event of an exercise of a Warrant during such period, the delivery of certificates evidencing such Common Shares may be postponed for a period not exceeding five (5) business days after the date of the re-opening of the stock transfer books.

SECTION  5.04  WARRANTS VOID AFTER EXPIRY TIME.

Upon the earlier of (i) the exercise of the Warrants and (ii) the Expiry Time, the Warrants shall be void and of no value or effect.

SECTION  5.05  FRACTIONS.

To the extent that the holder of a Warrant is entitled to receive on the exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction which, in combination with another Warrant or other Warrants, in the aggregate, entitle the holder to receive a whole number of Common Shares.

If a holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Common Shares, the Company shall make an appropriate cash adjustment to such holder in respect only of the entitlement to a fractional Common Share. In respect of any holder, the Company shall only be required to make such a cash adjustment once and for one (1) fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Company will not, under any circumstances, be obligated to issue a cheque to a Warrantholder of less than U.S.$10.00.

SECTION  5.06     ACCOUNTING AND RECORDING.

The Trustee shall:

         (a) promptly account to the Company with respect to Warrants exercised and forward to the Company or to an account or accounts of the Company at a bank or trust company designated by the Company for that purpose, all cash or instruments of payment received on the exercise of Warrants; and

         (b) record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on such exercise and the Exercise Date in respect thereof. The Trustee shall provide such particulars in writing to the Company within (5) business days of any request by the Company therefor.

                                   ARTICLE 6
                           MEETINGS OF WARRANTHOLDERS

SECTION  6.01  CONVENING OF MEETING.

A meeting of Warrantholders may be convened at any time by the Trustee or the Company or by the holders of Warrants holding not less than twenty per cent (20%) of the aggregate number of Warrants then outstanding, who shall serve the Trustee with a requisition signed by such holders and the Trustee shall then be bound to convene a meeting of Warrantholders upon receipt of appropriate funding and indemnity therefor. In the event that the Trustee fails to convene the meeting after being duly required to do so, the holders of then outstanding Warrants representing no less than twenty per cent (20%) of the aggregate number of Warrants then outstanding may themselves convene a meeting, the notice of which shall be signed by any person as such Warrantholders may specify, provided that every such meeting shall be held at the city of Toronto or such other place as the Trustee may approve and the Trustee and the Company shall receive notice of such meeting as provided in Section 6.02 hereof.

SECTION  6.02  NOTICE.

At least twenty-one (21) days prior notice of a meeting of Warrantholders shall be given to all Warrantholders, the Trustee and the Company in accordance with
Article 9 hereof, and the notice shall state the time, the place and in general terms the nature of the business to be transacted but it shall not be necessary to specify the text of the resolutions to be considered. It shall not be necessary to specify the nature of business to be transacted at an adjourned meeting.

SECTION  6.03  CHAIRMAN.

The chairman of the meeting of Warrantholders shall be designated in writing by the Trustee and need not be a Warrantholder. If no person is so designated or if the person so designated is not present within twenty-five (25) minutes after the time fixed for the holding of a meeting, the Warrantholders and proxyholders for Warrantholders present at the meeting shall choose one of their number to be the chairman.

SECTION  6.04  QUORUM.

A quorum for meetings of Warrantholders shall consist of those Warrantholders, whether present or represented by proxy, holding not less than twenty per cent (20%) of the aggregate number of Warrants then outstanding. If at a meeting, a quorum is not present or represented by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if called by or upon the requisition of Warrantholders, shall be dissolved, but in any other case after the appointment of a chairman, the meeting shall stand adjourned to such day (being not less than five (5) business days later) and to such place and time as may be designated by the chairman of the meeting. At the adjourned meeting, those persons present in person and owning Warrants or representing by proxy Warrantholders shall, in any event, constitute a quorum for the transaction of business for which the original meeting was convened. The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

SECTION  6.05  POWER TO ADJOURN.

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

SECTION  6.06  SHOW OF HANDS.

Subject to Section 6.07 hereof, every question submitted to a meeting, except one necessitating an Extraordinary Resolution, shall be decided in the first instance by a majority of hands on a show of hands, the outcome of which will be declared by the chairman. Each Warrantholder present, in person or by proxy, shall have one vote.

SECTION  6.07  POLL.

A poll shall be taken when requested by a Warrantholder acting in person or by proxy and, when demanded on the election of a chairman or on the question of adjournment, shall be taken forthwith. On an Extraordinary Resolution or if demanded on any other question, a poll shall be taken in such manner and either at once or after an adjournment as the chairman may direct. The result of a poll shall be the decision of the meeting at which the poll was demanded. On a poll vote, each Warrantholder acting in person or by proxy shall have one vote for each Warrant which he holds or represents. Votes may be given in person or by proxy and the proxyholder need not be a Warrantholder. The chairman of any meeting shall be entitled to vote in respect of any Warrants and proxies held by him.

SECTION  6.08  REGULATIONS.

The Trustee, or the Company with the approval of the Trustee, may from time to time make and from time to time vary such regulations not contrary to the provisions of this Indenture as it shall think fit providing for and governing:

         (a) the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at a meeting;

         (b) voting by proxy, the form of instrument appointing proxyholders, the manner in which proxies are to be executed and the production of the authority of any persons signing on behalf of a Warrantholder;

         (c) the lodging of and means of forwarding the instruments appointing proxyholders and the time before the holding of a meeting or adjourned meeting by which the instruments appointing proxyholders are to be deposited; and

         (d) any other matter relating to the conduct of meetings of Warrantholders.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid. The Trustee may permit Warrantholders to provide proof of ownership of the Warrants in such manner as the Trustee may approve. Save as aforesaid, the only persons who shall be recognized at any meeting as Warrantholders or entitled to vote or, except as provided in Section
6.13 hereof, be present at the meeting in respect thereof shall be persons who are registered holders of Warrants or are duly appointed proxyholders for registered holders of Warrants.

SECTION  6.09  MINUTES.

Minutes of all resolutions passed and proceedings taken at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

SECTION  6.10  POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION.

The Warrantholders shall have the power from time to time by Extraordinary
Resolution:

         (a) to agree to or sanction any modification, abrogation, alteration or compromise of the rights of the Warrantholders or (subject to the prior consent of the Trustee therefor) the Trustee in its capacity as trustee hereunder or on behalf of

                  Warrantholders against the Company which shall be agreed to by the Company whether such rights arise under this Indenture or under the Warrants or otherwise;

         (b) to assent to any change in or omission from the provisions contained in the Warrants and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Trustee to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

         (c) with the consent of the Company, not to be unreasonably withheld, to remove the Trustee or its successor in office and to appoint a new trustee or trustees to take the place of the Trustee so removed;

         (d) to require, direct or authorize the Trustee to enforce any of the covenants on the part of the Company contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right, in each case upon the Trustee being furnished with an indemnity and such funding as the Trustee may, in the reasonable exercise of its discretion, determine it requires to so act;

         (e) to restrain any Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of the covenants on the part of the Company contained in this Indenture or the Warrants or of any of the rights conferred upon the Warrantholders by the Warrants and this Indenture;

         (f) to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

         (g) to waive and direct the Trustee to waive any default on the part of the Company in complying with any of the provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         (h) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or unsecured, and with holders of any shares or other securities of the Company; and

         (i) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders.

An Extraordinary Resolution of the Warrantholders is binding upon all the Warrantholders whether or not present at the meeting at which the Extraordinary Resolution was passed or whether or not assented to in writing and each Warrantholder, the Trustee and the Company shall be bound to give effect to the

Extraordinary Resolution to the extent that the Extraordinary Resolution applies to such party.

SECTION  6.11  MEANING OF "EXTRAORDINARY RESOLUTION".

The expression "EXTRAORDINARY RESOLUTION" when used in this Indenture means, subject to Section 6.14, a resolution proposed to be passed as an extraordinary resolution at a meeting of Warrantholders duly convened for the purpose and held in accordance with the provisions of this Article 6 and attended in person or by proxy by Warrantholders holding not less than fifty-one per cent (51%) of the Warrants then outstanding and passed by not less than sixty-six and two-thirds percent (66 2/3%) of the votes cast upon such resolution.

If, at any meeting called for the purpose of passing an Extraordinary Resolution, Warrantholders holding at least fifty-one per cent (51%) of the aggregate number of Warrants are not present in person or by proxy within thirty
(30) minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders' request, shall be dissolved; but in any other case it shall be adjourned to such day (being not less than twenty (20) or more than sixty (60) days later) and to such place and time as may be designated by the chairman. Not less than ten (10) days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.02. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally convened or any other particulars. At the adjourned meeting, the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 6.10 shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least fifty-one per cent (51%) of the aggregate number of Warrants outstanding are not present in person or by proxy at such adjourned meeting.

Subject to Section 6.14 hereof, votes on an Extraordinary Resolution shall always be given on a poll.

SECTION  6.12  POWERS CUMULATIVE.

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise the same or any other such power or powers or combination of powers then or thereafter from time to time.

SECTION  6.13  COMPANY, WARRANTHOLDERS AND TRUSTEE MAY BE REPRESENTED.

The Company and the Trustee, by their respective employees, officers and directors, and the legal and financial advisors and auditors of the Company and the Trustee may attend any meeting of the Warrantholders, but they shall have no vote thereat. In addition, any Warrantholder is entitled to have his legal or financial advisers present at any such meeting, but they shall have no vote thereat.

SECTION  6.14  INSTRUMENTS IN WRITING.

All actions that may be taken and all powers that may be exercised by the Warrantholders at a meeting as hereinbefore in this Article provided may also be taken and exercised by holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the aggregate number of Warrants then outstanding by an instrument in writing signed in one or more counterparts by such holders and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

SECTION  6.15  BINDING EFFECT OF RESOLUTIONS.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 6 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting and every instrument in writing signed by Warrantholders in accordance with Section
6.14 shall be binding upon all the Warrantholders, whether signatories thereto or not and each, and every Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and Extraordinary Resolution. In the case of an Extraordinary Resolution in writing, the Trustee shall give notice in writing to all Warrantholders and the Company in the manner contemplated in
Article 9 of the effect of the Extraordinary Resolution as soon as it is reasonably practicable.

SECTION 6.16   HOLDINGS BY THE COMPANY OR SUBSIDIARIES OF THE COMPANY
               DISREGARDED.

In determining whether Warrantholders holding the required number of Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred to any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Warrants owned legally or beneficially by the Company or any subsidiary of the Company shall be disregarded. The Company shall provide to the Trustee, upon written request, a Certificate of the Company stating the registration and denomination of any Warrants owned legally or beneficially by the Company or any subsidiary of the Company, upon which the Trustee shall be protected in acting and relying.

                                   ARTICLE 7
                   SUPPLEMENTAL AGREEMENTS, MERGER, SUCCESSORS

SECTION  7.01  PROVISION FOR SUPPLEMENTAL AGREEMENTS FOR CERTAIN PURPOSES.

From time to time the Company (when authorized by a resolution of its directors) and the Trustee may, subject to the provisions of this Indenture, and they shall, when so required by any provision of this Indenture, execute and deliver by their proper officers, deeds, agreements or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of the Trustee, based on the advice of counsel, prejudicial to the interests of the Warrantholders;

         (b) giving effect to any Extraordinary Resolution passed as provided in Article 6 hereof;

         (c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Common Shares issuable upon the exercise of the Warrants on any stock exchange, or for the purpose of complying with applicable laws, provided that such provisions are not, in the opinion of the Trustee, relying on the advice of counsel, prejudicial to the interests of the Warrantholders;

         (d) making any modification in the form of the Warrant Certificate which does not affect the substance of the Warrants;

         (e) evidencing any succession, or successive successions, of other bodies corporate, trusts, partnerships or other entities to the Company and the assumption by any successor of the covenants of the Company contained herein and in the Warrant Certificates as provided hereafter in this Article 7; and

         (f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, relying on the advice of counsel, the rights of the Trustee and of the Warrantholders are in no way prejudiced thereby.

SECTION  7.02  COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

Subject to SubSection 4.01(d), nothing in this Indenture shall prevent any consolidation, arrangement, amalgamation or merger of the Company with or into any other body corporate(s), trust(s), partnership(s) or other entity(ies), or a conveyance or transfer of all or substantially all the property and assets of the Company as an entirety to any body corporate(s), trust(s), partnership(s) or other entity(ies) lawfully entitled to acquire and operate the same, provided, however, that the body corporate(s), trust(s), partnership(s) or other entity(ies) formed by such consolidation or amalgamation or arrangement or into which such merger shall have been made or which acquires by conveyance or transfer all or substantially all the property and assets of the Company as an entirety shall execute and deliver to the Trustee prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and as a condition precedent thereto, an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company shall be assumed by such body corporate(s), trust(s), partnership(s) or other entity(ies) on terms and conditions not adverse to the Warrantholders. The Trustee shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel and such other advisors as it deems necessary that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith complies with the provisions of this Section 7.02.

SECTION  7.03  SUCCESSOR BODY CORPORATE SUBSTITUTED.

In case the Company, pursuant to Section 7.02 hereof, shall be consolidated, amalgamated, arranged or merged with or into any other body corporate(s), trust(s), partnership(s) or other entity(ies) or shall convey or transfer all or substantially all of the property and assets of the Company as an entirety to another body corporate(s), trust(s), partnership(s) or other entity(ies), the successor body corporate(s), trust(s), partnership(s) or other entity(ies) formed by such consolidation, arrangement or amalgamation or into which the Company shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein as a party in substitution for the Company. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger, conveyance or transfer and as may be necessary to ensure that the Warrantholders are not adversely affected by such consolidation, amalgamation, merger, conveyance or transfer.

                                   ARTICLE 8
                             CONCERNING THE TRUSTEE

SECTION  8.01  CONDITIONS PRECEDENT TO TRUSTEE'S OBLIGATION TO ACT.

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take or be deemed to have notice, actual or constructive, of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify that the notice is in respect of this Indenture and the default desired to be brought to the attention of the Trustee and, in the absence of any such notice, the Trustee may for all purposes of this Indenture conclusively assume that the Company is not in default hereunder or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such requisition.

Subject to the Trustee's duty to act with the requisite standard of care, the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrants held by them, for which the Trustee shall issue receipts.

The Trustee shall be liable only for its acts, errors or omissions in performing its duties and exercising its powers hereunder where such acts, errors or omissions are attributable solely to its own gross negligence or its own wilful misconduct, except that:

         (a) this Section 8.01 shall not be construed to limit the protective effect of Section 8.10 and Section 8.03;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or employee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts or delegating to such officer or employee the ability to exercise such judgment; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an Extraordinary Resolution relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Warrants.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01.

SECTION  8.02  EVIDENCE.

Whenever it is provided in this Indenture, with reference to any application to the Trustee for the certification and delivery of Warrants or other action hereunder, that the Company shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company to have such application granted. The Trustee may act and rely and shall be protected in acting and relying upon any such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

The Trustee may act and rely and shall be protected in acting and relying upon any certified resolution, certificate, order or request of the Company or any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, facsimile transmission, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

SECTION  8.03  STANDARD OF CONDUCT; EXPERTS AND ADVISERS.

The Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in performing its obligations and exercising its powers hereunder.

The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of its duties hereunder.

An opinion of counsel may be based, insofar as it relates to factual matters of which the Company has knowledge, upon the certificate or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, opinion or representation upon which such counsel's opinion may be based is erroneous, or in the exercise of reasonable care should have known that the same was erroneous.

Whenever it is required by any provision hereof that a certificate or opinion be signed by a person acceptable to the Trustee, the acceptance by the Trustee of the certificate or opinion signed by such person shall be sufficient evidence that the signer is acceptable to the Trustee.

SECTION  8.04  DOCUMENTS, MONEYS, ETC. HELD BY TRUSTEE.

Any securities, documents of title or other instruments that may at any time be held by the Trustee hereunder may be placed in the deposit vaults of the Trustee for safekeeping. Unless herein otherwise expressly provided, any moneys so held, pending the application or withdrawal thereof under any provisions of this Indenture, shall be deposited in the name of the Trustee in a trust account (including an affiliate or related party of the Trustee), at the rate of interest (if any) then current on similar deposits or, upon the written direction of the Company, may be invested in securities of or guaranteed by the Government of Canada or any province thereof or any Schedule I Canadian chartered bank (including an affiliate of the Trustee) provided that each such obligation is rated at least B1 (middle) by Dominion Bond Rating Service, or an equivalent rating by Canadian Bond Rating Service, maturing not more than 30 days from the date of investment. Except as otherwise provided in this Indenture, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Company and shall be paid to it.

SECTION  8.05  ACTION BY TRUSTEE TO PROTECT INTERESTS

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the holders of Warrants.

SECTION  8.06  TRUSTEE NOT REQUIRED TO GIVE SECURITY

The Trustee shall not be required to give any bond or security in respect of the execution of its duties under this Indenture or otherwise in respect of the premises.

SECTION  8.07  PROTECTION OF TRUSTEE

By way of supplement to the provisions of any law for the time being relating to trustees:

         (a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrants (except the representations and warranties contained in Section 8.09 and Section 8.10 and in the certificate of the Trustee on the Warrants) or required to verify the same, but all such statements and recitals are and shall be deemed to be made by the Company;

         (b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture;

         (c) the Trustee shall not be bound to give notice to any person of the execution hereof;

         (d) the Trustee shall be under no responsibility in respect of the validity of this Indenture or the execution and delivery hereof by or on behalf of the Company or in respect of the validity or execution of any Warrant Certificate hereunder, nor shall it be responsible for any breach of the Company of any covenant or condition contained in this Indenture or in any such Warrant Certificate, nor shall it by any act hereunder be deemed to make any representation or warranty as to authorization or reservation of any Common Shares or other shares to be issued upon the right to acquire provided for in this Indenture and/or in any Warrant Certificate or as to whether any Common Shares or other shares will, when duly issued, be duly authorized or be validly issued as fully paid and non-assessable, it being hereby agreed and declared that as to all matters and things referred to in this Indenture relating to such matters, the duty and responsibility shall rest upon the Company and not upon the Trustee and the failure of the Company to discharge any such duty and responsibility shall not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable;

         (e) the Trustee shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect to, or any waiver, modification, amendment, termination or recision of this Indenture, unless received by it in writing, and signed by the parties hereto and if its duties are herein affected, unless it shall have been given prior written consent thereto;

         (f) the Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of the Indenture. Such documentation must not require the exercise of any discretion or independent judgment. In the event of any disagreement arising regarding the terms of this Indenture, the Trustee shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction;

         (g) the Trustee may, as a condition precedent to any action to be taken by it under this Indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably considers necessary or advisable; and

         (h) the Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates, whether delivered by hand, mail or any other means.

SECTION  8.08  REPLACEMENT OF TRUSTEE

The Trustee may resign and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 30 days' notice in writing or such shorter notice as the Company may accept as sufficient. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new trustee; failing such appointment by the Company, the retiring Trustee or any Warrantholder may apply, at the expense of the Company, to a Judge of the Superior Court of Justice of the Province of Ontario, on such notice as such Judge may direct, for the appointment of a new trustee. Any new trustee appointed under these provisions shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as, in the opinion of counsel, may be necessary or advisable for the purpose of assuring the same to the new trustee. On the appointment of a new trustee, the Company will promptly give notice thereof to the Warrantholders. At the request of the Company, or the new trustee, the retiring Trustee upon payment of the amounts, if any, due to it pursuant to SubSection 3.01(b) (unless the Trustee waives any such payment) or otherwise hereunder shall duly assign, transfer and deliver to the new trustee, all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

Any company resulting from a merger, consolidation or amalgamation to which the Trustee for the time being is a party shall be the successor Trustee under this Indenture without any further act.

SECTION  8.09  CONFLICT OF INTEREST

The Trustee represents and warrants to the Company that, at the time of the execution and delivery hereof, no material conflict of interest exists in the Trustee's role hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, forthwith after ascertaining that it has such material conflict of interest, notify the Company of such conflict and, within 30 days thereafter, either eliminate the same or resign hereunder. If any such material conflict of interest exists or hereunder shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

The Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company or any subsidiary of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

Notwithstanding the foregoing, neither the Company, nor any person directly or indirectly controlling, controlled by or under common control with the Company, shall serve as a Trustee hereunder.

SECTION  8.10  TRUSTEE'S AUTHORITY TO CARRY ON BUSINESS

The Trustee represents and warrants to the Company that at the date hereof it is authorized to carry on the business of a trust company in Ontario. If, notwithstanding the provisions of this Section 8.10, it ceases to be authorized to carry on such business, the validity and enforceability of this Indenture and the Warrants issued hereunder shall not be affected in any manner whatsoever by reason only of such event, provided that the Trustee, within 30 days after ceasing to be authorized to carry on such business, either becomes so authorized or resigns in the manner and with the effect specified in Section 8.08.

SECTION  8.11  APPOINTMENT AND ACCEPTANCE OF TRUST

The Company hereby appoints the Trustee as trustee under the terms and conditions set forth in this Indenture. The Trustee hereby accepts the duties set out and provided for under this Indenture and agrees to perform the same upon the terms and conditions herein set forth.

SECTION  8.12  TRUSTEE'S DISCRETION ABSOLUTE

The Trustee, except as herein otherwise provided, shall as regards all the powers, authorities and discretions vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

SECTION  8.13  INDEMNITY.

In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Company shall be liable for and indemnify and save harmless the Trustee and its officers, directors and employees from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements including, without limitation, any and all legal and advisor fees and disbursements, of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee made in connection with its acting hereunder unless and except to the extent that the Trustee shall have acted fraudulently, with gross negligence or in bad faith or wilfully misconducted itself. Notwithstanding any other provisions hereof, this indemnity shall survive removal or resignation of the Trustee, discharge of this Indenture and termination of this Indenture

                                   ARTICLE 9
                             NOTICE AND CERTIFICATES

SECTION  9.01  NOTICE TO COMPANY AND TRUSTEE; PRESENTATIONS TO TRUSTEE

(1) Any notice, direction or other communication hereunder shall be in writing and shall be given by delivery or telecopier,

         if to the Company, addressed to:

                  SoftQuad Software, Ltd.
                  161 Eglinton Avenue East
                  Suite 400
                  Toronto, Ontario
                  M4P 1J5

                  Attention:        Chief Executive Officer
                  Telecopier:       (416) 544-0300

         with a copy to:

                  Goodman Phillips & Vineberg
                  250 Yonge Street
                  Suite 2400
                  Toronto, Ontario
                  M5B 2M6

                  Attention:        Neill May
                  Telecopier:       (416) 979-1234
         if to the Trustee, addressed to:

                  Montreal Trust Company of Canada
                  151 Front Street West
                  Suite 605
                  Toronto, Ontario
                  M5J 2N1

                  Attention:        Corporate Trust Services
                  Telecopier:       (416) 981-9777

Any such notice shall be deemed to have been given if delivered during normal business hours of the recipient on a business day, on the date of delivery and if not, on the next following business day and if telecopied, on the business day so telecopied, provided that any delivery made or sent by telecopier after 5:00 p.m. (Toronto time) on a business day, shall be deemed to be received on the next following business day.

(2) All deliveries or presentations of Warrants or other securities to the Trustee shall be made to the Trustee addressed to Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario, M5J 2N1, Attention:
Stock Transfer Department.

SECTION  9.02  NOTICE TO WARRANTHOLDERS

Any notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered to or if given by insured mail, postage prepaid, addressed to each Warrantholder at its address as the same will appear in the register to be kept by the Trustee or, in the case of joint holders, to the first such address, and shall be deemed to have effectively been given on the date of delivery or, if mailed, five days after actual posting of such notice; provided, however, that no such delivery shall be deemed to be valid and effective if delivered during a postal disruption or if a postal disruption is anticipated until such time as the notice is actually received. Accidental error or omission by the Trustee in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

SECTION 9.03   GENERAL PROVISIONS AS TO CERTIFICATES.

Each Certificate of the Company and opinion of counsel ("DOCUMENT") required under or referred to in this Indenture or furnished in connection with any application, written order or written request made to the Trustee or a Warrantholder pursuant to any provisions of this Indenture shall specify the section under which such Document, application, written order or written request is being made and shall include:

         (a) a statement that the person signing such Document has read and understands the conditions precedent with respect to compliance with which such evidence is being given;

         (b) a description of the nature and scope of the examination or investigation upon which the Document is based; and

         (c) a statement that the person providing the Document has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

Any application, written demand, statement, request, notice, designation, direction, nomination or other instrument to be made by the Company under any of the provisions of this Indenture shall, unless otherwise provided, be deemed sufficiently made and executed if executed by any officer or director of the Company and need not be under the corporate seal of the Company. The Trustee shall accept a certificate signed by any officer or director of the Company as sufficient evidence of the passage of any resolution by the directors.

Any opinion of counsel may be based, insofar as it relates to factual matters, upon information with respect to the Company which is in the possession of the Company or upon the certificate or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which the opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known are erroneous.

Counsel, in giving any opinion under this Indenture, may rely in whole or in part upon the opinion of other counsel, provided that counsel shall consider such other counsel as one upon whom he may properly rely.

Any certificate of any expert, insofar as it relates to matters outside of such expert's competence or responsibility, may be based upon a certificate or opinion of or upon representations by counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which his certificate may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known are erroneous.

                                   ARTICLE 10
                               GENERAL PROVISIONS

SECTION  10.01 SUITS BY WARRANTHOLDERS

(1) No Warrantholder shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless (i) the Warrantholders by Extraordinary Resolution shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name; and (ii) the Warrantholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (iii) the

Trustee shall have failed to act within a reasonable time or where the Trustee shall have failed to have actively pursued any such action, suit or proceeding.

(2) Subject to the provisions of this Section 10.01 and Section 6.10 all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

SECTION  10.02 LIMITATION OF LIABILITY

The obligations of the Company hereunder are not personally binding upon, nor shall resort hereunder be had to, the directors or shareholders of the Company or any of the past, present or future directors or shareholders of the Company or any of the past, present or future officers, employees or agents of the Company, but only the property of the Company shall be bound in respect hereof.

SECTION  10.03 WAIVER OF DEFAULT

Upon the happening of any default hereunder (i) the holders of more than 50% of the Warrants shall have the power (in addition to the powers exercisable by Extraordinary Resolution as provided in Section 6.10) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; and (ii) the Trustee shall have power to waive any default hereunder upon such terms and conditions as it may deem advisable, if, in its opinion, the same shall have been cured or adequate provision made therefor; provided that no delay or omission of the Trustee or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission of any of the Trustee or of the Warrantholders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

SECTION  10.04 LANGUAGE

The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressement demandees que la presente Convention ainsi que tout avis, tout etat de compte et tout autre document a etre ou pouvant etre donne ou conclu en vertu des dispositions des presentes, soient rediges en langue anglaise seulement.

SECTION  10.05 EXECUTION IN COUNTERPARTS AND BY TELECOPIER

This Indenture may be executed in any number of counterparts, which taken together shall form one and the same agreement. This Indenture, or any counterpart copy, may be executed by telecopier and, if so executed, shall be valid and binding as if originally signed.

IN WITNESS WHEREOF the parties have signed this Indenture this 18th day of April, 2000.


                                       SOFTQUAD SOFTWARE LTD.


                                       PER: __________________________________
                                                AUTHORIZED SIGNING OFFICER


                                       MONTREAL TRUST COMPANY OF CANADA


                                       PER: __________________________________
                                                AUTHORIZED SIGNING OFFICER

                                       PER: __________________________________
                                                AUTHORIZED SIGNING OFFICER

                                  SCHEDULE "A"

                           FORM OF WARRANT CERTIFICATE


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

CERTIFICATES REPRESENTING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BEAR A LEGEND RESTRICTING TRANSFER SIMILAR TO THE LEGEND SET FORTH ABOVE, TO THE EXTENT APPLICABLE.

THE HOLDER HEREBY ACKNOWLEDGES AND COVENANTS THAT THE WARRANTS EVIDENCED HEREBY MAY NOT BE SOLD, TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

EXERCISABLE ONLY BEFORE 5:00 P.M. (TORONTO TIME) ON THE FIRST ANNIVERSARY (THE "EXPIRY DATE") OF THE DATE OF EFFECTIVENESS OF A REGISTRATION STATEMENT REGISTERING, INTER ALIA, THE SHARES UNDERLYING THE WARRANTS AFTER WHICH TIME THIS WARRANT WILL BE NULL AND VOID.

                                    WARRANTS

                     SOFTQUAD SOFTWARE, LTD. (the "Company")
             (Incorporated under the laws of the State of Delaware)

WARRANT CERTIFICATE NO. _______                                ________ WARRANTS

THIS IS TO CERTIFY that, for value received, _________________________, the registered holder hereof (the "holder") is entitled, for each Warrant held, to purchase at any time before the Expiry Time, being 5:00 p.m. (Toronto time) on the Expiry Date (as defined above) one fully paid and non-assessable Common Share in the capital of SoftQuad Software, Ltd. (the "Company") as constituted on the date hereof, or such other securities as are stipulated by the provisions for adjustment contained in the Warrant Indenture hereinafter described, by delivery to Montreal Trust Company of Canada (the "Trustee") at its principal stock and bond transfer office in Toronto of this Warrant Certificate, with the Exercise Form attached hereto duly completed and executed, and a bank draft, certified cheque or money order in lawful money of the United States, payable to or to the order of the Company, at par in the city where this Warrant Certificate is so delivered, in an amount equal to the product of the Exercise Consideration multiplied by the number of Warrants being exercised.

For the purposes of this Warrant Certificate and the Warrant Indenture, "Exercise Consideration" means, in respect of each Warrant exercised, the sum of $12.50 in lawful money of the United States, subject to adjustment pursuant to the terms of the Indenture (as defined below).

The Warrants represented by this certificate are issued under and pursuant to a Warrant Indenture (the "Indenture") made as of April 18, 2000 between the Company and the Trustee (which expression shall include any successor trustee appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

This Warrant Certificate shall be validly surrendered only upon personal delivery thereof with payment as provided above, to the Trustee at its principal stock and bond transfer office in the city of Toronto or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee at the office specified above. The Exercise Form attached hereto shall be deemed not to be duly completed if not fully completed in the manner indicated or if the name and mailing address of the holder does not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.

Not later than the fifth business day after the surrender to the Trustee of this Warrant Certificate for the purposes of exercising Warrants represented hereby with the attached Exercise Form duly completed and payment as provided above (or, if the transfer books of the Company are closed by law during such period, not later than the fifth business day after the date of the re-opening of such transfer books), the Company will cause to be mailed to the holder, or to such person as the holder may otherwise specify in the Exercise Form or by written notice given to the Trustee prior to such mailing, at the address of the holder or, if so specified, of such person, or, if specified in the Exercise Form or by written notice given to the Trustee prior to such mailing, cause to be delivered to such holder or person at the place where this Warrant Certificate was surrendered certificates representing the number of Common Shares issuable upon the exercise of such Warrants registered in the name of the holder or, if so specified, such person. If less than all the Warrants evidenced by this Warrant Certificate are exercised, the holder will be entitled to receive without charge a new Warrant Certificate representing the balance of such Warrants.

Upon a valid exercise of Warrants as provided herein, the person or persons in whose name or names the Common Shares are issuable, shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares.

To the extent that the Warrants represented by this Warrant Certificate confer the right to subscribe for a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with an additional Warrant or Warrants which in the aggregate entitle the holder to acquire a whole number of Common Shares. No fractional Common Shares will be issued. If a holder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Common Shares, the Company shall make an appropriate cash adjustment. In respect of any holder, the Company shall only be required to make such a cash adjustment once and for one fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Company will not, under any circumstances, be obligated to issue a cheque to a Warrantholder of less than U.S.$10.00.

The Indenture provides for adjustments to the subscription rights attaching to the Warrants represented by this Warrant Certificate in certain events and also provides for the giving of notice by the Company prior to taking certain actions necessitating such adjustments.

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Warrants evidenced by this Warrant Certificate may only be transferred upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal stock and bond transfer office of the Trustee in Toronto, Ontario, by the holder or his or her executors, administrators or other legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and, upon compliance with such other reasonable requirements as the Trustee may prescribe, such transfer will be duly recorded on such register of transfers by the Trustee. Notwithstanding the foregoing, the Company will be entitled, and may direct the Trustee, to refuse to permit and record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

If any of the Common Shares issuable upon the exercise of Warrants are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Trustee all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

No Common Shares will be issued upon the exercise of any Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any jurisdiction.

On presentation at the principal stock and bond transfer office of the Trustee in the city of Toronto, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denomination evidencing in total the same number of Warrants as the certificate or certificates being exchanged.

The Warrant Indenture contains provisions making resolutions passed at properly held meetings of Warrantholders and instruments in writing signed by Warrantholders holding a specified majority of the outstanding Warrants binding on all such holders.

This Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

Time shall be of the essence hereof. The Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

No Warrants may be exercised in the United States or by or for the account or benefit of a U.S. Person, and no certificate representing Common Shares will be delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available and evidence thereof satisfactory to the Company and the Trustee (which may, at the option of the Company or the Trustee, include an opinion of counsel) is received prior to the exercise. Evidence of an exemption from registration shall not be required in the case of a Warrantholder that certifies in writing that it was an original purchaser of Warrants from the Company and is an Accredited Investor and provides evidence of such status satisfactory to the Company and the Trustee (which may, at the option of the Company or the Trustee, include financial statements).

After the exercise of any of the Warrants represented by this Warrant Certificate, the holder will no longer have any rights under either the Warrant Indenture or this Warrant Certificate with respect to such Warrants, other than the right to receive certificates representing the Common Shares issuable upon the exercise of the Warrants represented by this Warrant Certificate, and such Warrants shall be void and of no further value or effect.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of April 18th, 2000.


                                       SOFTQUAD SOFTWARE, LTD.


                                       PER: __________________________________
                                                AUTHORIZED SIGNING OFFICER

Countersigned by:


MONTREAL TRUST COMPANY OF CANADA


PER: __________________________________
         AUTHORIZED SIGNING OFFICER

                     EXERCISE INSTRUCTIONS TO WARRANTHOLDER

The registered holder hereof may exercise his right to subscribe for Common Shares of SOFTQUAD SOFTWARE, LTD. (the "Company") by completing the exercise form and surrendering this Warrant Certificate and the duly completed Exercise Form, with payment of the applicable Exercise Consideration, to Montreal Trust Company of Canada by delivering or mailing it to Montreal Trust Company of Canada at its principal office in the city of Toronto, Ontario (151 First Street West, 8th Floor, Toronto, Ontario, M5J 2N1).

For your own protection, it is suggested that all documentation be forwarded to the Trustee by registered mail.

                                  EXERCISE FORM

To:      SoftQuad Software Ltd.
         c/o Montreal Trust Company of Canada
         151 Front Street West, 8th Floor
         Toronto, Ontario
         M5J 2N1

The undersigned holder of the within Warrant Certificate, pursuant to the Warrant Indenture mentioned therein hereby exercises _________ of the Warrants (the "Exercised Warrants") evidenced thereby and hereby subscribes for a number of Common Shares of SoftQuad Software, Ltd. equal to such number of Common Shares or number or amount of other securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Warrant Indenture at an aggregate price equal to the product of the Exercise Consideration and the number of Exercised Warrants, and on the terms specified in such Warrant Certificate and the Warrant Indenture, and in payment therefor, delivers herewith a bank draft, certified cheque or money order payable to SoftQuad Software, Ltd.

The exercise price of the Warrants must be paid in lawful money of the United States.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:


                                                                                                  Number(s) or
                                                                            Social Insurance      Amount(s) of Common
Name(s) in Full...                      Address(es)                         Number(s)             Shares
------------------                      -----------                         ---------             ------

-----------------------------------     --------------------------------    ------------------    -----------------------

-----------------------------------     --------------------------------    ------------------    -----------------------

-----------------------------------     --------------------------------    ------------------    -----------------------


NO CERTIFICATES WILL BE REGISTERED OR DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS BOX B OR C BELOW IS CHECKED.

(Please print full name in which share certificates are to be issued. If any Common Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

The undersigned represents and warrants that it:  [CHECK ONE ONLY]

/ /      A.       is not in the United States or a U.S. Person as defined in
                  Rule 902 of Regulation S under the U.S. Securities Act and is not exercising the Exercised Warrants for the account or benefit of or resale to a U.S. Person or a person in the United States and has not executed or delivered the exercise form in the United States; or

/ /      B.       is an original subscriber of Warrants and is an Accredited
                  Investor; or

/ /      C.       is a registered holder that acquired the Exercised Warrants in a transaction that was exempt from registration under the U.S.
                  Securities Act and applicable state securities laws.

DATED at ___________________ this _____ day of _________________, _____.


---------------------------------------     ------------------------------------
Signature Guarantee*                        Signature of Subscriber**

                                            ------------------------------------
                                            Name of Subscriber

                                            ------------------------------------
                                            Address (include Postal Code)

                                            ------------------------------------
                                            SIN/TIN Number (if any)


* If the Common Shares are to be issued to a person other than the registered holder, then the signature of the Subscriber must be guaranteed by a Canadian bank or a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

** This signature must correspond exactly with the name appearing on the registration panel.

/ / Check box if the share certificates are to be delivered at the office where this Warrant is exercised, failing which they will be mailed.

                              TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:


                  --------------------------------------------------------------
                  Name

                  --------------------------------------------------------------
                  Address

                  --------------------------------------------------------------


_________________ Warrants of SoftQuad Software, Ltd. registered in the name of the undersigned on the records of SoftQuad Software, Ltd. maintained by Montreal Trust Company of Canada represented by the Warrant Certificate attached and irrevocably appoints __________________________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this _____ day of ______________________, ________


--------------------------------------   ---------------------------------------
Signature Guaranteed                     (Signature of Warrant Holder)

                                         ---------------------------------------
                                         Print full Name

                                         ---------------------------------------
                                         Print full address and SIN/TIN (if any)

                                         ---------------------------------------

Instructions
------------

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Company.

2. The signature on the Transfer Form must be guaranteed by an authorized officer of a Canadian chartered bank or major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion guarantee program.

3. Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Warrants not being freely tradeable in the jurisdiction where the transferee is resident.